UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 26, 2010
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Federally Chartered Corporation (State or other jurisdiction of incorporation)	000-51404 (Commission File Number)	35-6001443 (IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2010, the board of directors of the Federal Home Loan Bank of Indianapolis (the “Bank”) approved the offering of Key Employee Severance Agreements to Kenneth Lowell Short, Jr., Senior Vice President – Chief Accounting Officer, Gregory L. Teare, Senior Vice President – Chief Banking Officer, and Sunil U. Mohandas, First Vice President – Chief Risk Officer (each, a “Bank Officer”).  On October 5, 2010, the Federal Housing Finance Agency indicated to the Bank that it has no objection to the severance payment provisions of the proposed agreements.  On October 26, 2010, a Key Employee Severance Agreement (the “Agreement”) was delivered to each Bank Officer for execution.  A copy of the Agreement utilized for each Bank Officer is included as Exhibit 99.1 to this Current Report.

The Agreement provides for a severance payment and continued benefits if the Bank Officer’s employment terminates under certain circumstances in connection with a “reorganization” (as defined in the Agreement) of the Bank.  In particular, under the terms of the Agreement, if the Bank Officer terminates for “good reason” during a period beginning 12 months before and ending 24 months after a reorganization, or if he is terminated without “cause” during a period beginning 12 months before and ending 24 months after a reorganization, the Bank Officer is entitled to a lump sum payment equal to 1.0 times the average of his three preceding years’ base salary, bonus, and other cash compensation paid, provided that, for any calendar year in which the Bank Officer received base salary for less than the entire calendar year, the gross amount shall be annualized as if such amount had been payable for the entire calendar year.

The Agreement also provides the Bank Officer with coverage under the Bank’s medical and dental insurance plans in effect at the time of termination for 12 months (subject to the Bank Officer paying the employee portion of the cost of such coverage).

If the Bank is not in compliance with any applicable regulatory capital or regulatory leverage requirement at the time payment under the Agreement is due, or if the payment would cause the Bank to fall below applicable regulatory requirements, the payment will be deferred until such time as the Bank achieves compliance with its regulatory requirements.

In general, the Agreement will remain in effect during the Bank Officer’s employment for a three-year period following execution of the Agreement by both parties.

Item 9.01.  Financial Statements and Exhibits

A copy of the Key Employee Severance Agreement utilized for each Bank Officer is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 27, 2010

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:          /s/MILTON J. MILLER II
Milton J. Miller II
President and Chief Executive Officer

By:          /s/CINDY L. KONICH
Cindy L. Konich.
Executive Vice President – Chief Operating Officer - Chief Financial Officer